Exhibit 99.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

PREPAID FORWARD PURCHASE AGREEMENT

This Prepaid Forward Purchase Agreement (as amended from time to time, the “Purchase Agreement”) is made by and among Quest Patent Research Corporation, a Delaware corporation (“Quest”), Harbor Island Dynamic LLC, a Texas limited liability company (“Harbor,” and, together with Quest collectively, “Seller”), and QPRC Finance III LLC (“Buyer”), a Delaware limited liability company (each, a “Party,” and collectively, the “Parties”). This Purchase Agreement is effective as of March 12, 2023 (the “Effective Date”). Terms used herein but not otherwise defined shall have the meanings set forth in Schedule I and the exhibits hereto.

WHEREAS, Seller is in the business of, among other things, acquiring and monetizing patents;

WHEREAS, the purpose of this Purchase Agreement is for Buyer to provide financing to Seller for certain operating expenses and for the acquisition of certain mutually agreed patent rights (the “Patents,” which, for the avoidance of doubt, shall include all patents, patent applications and/or other related assets assigned to or acquired by or on behalf of Seller or any affiliate thereof on or after the Effective Date; and Schedule IV to this Purchase Agreement will be amended from time to time to include all Patents assigned to or acquired by or on behalf of Seller or any affiliate thereof on or after the Effective Date) that Seller intends to license, enforce, or otherwise monetize (such activities, “Monetization”);

WHEREAS, in connection the financing hereunder, (i) Seller and/or certain of Seller’s Affiliates and Buyer are executing and delivering the Security Agreement (attached hereto and incorporated herein as Exhibit A) (as may be amended from time to time, the “Security Agreement”); and (ii) Seller and Buyer are executing and delivering the Patent Security Agreement (attached hereto and incorporated herein as Exhibit B) (as may be amended from time to time, the “Patent Security Agreement,” and, together with the Security Agreement and the Purchase Agreement, the “Investment Documents”).

WHEREAS, the Parties acknowledge and agree that licensing, litigation, and related activity is the essential activity of Seller’s business, that the Investment Documents were created because of pending and anticipated litigations, and that the Investments Documents would not have been created in substantially similar form but for those litigations.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Buyer and Seller, intending to be legally bound, hereby agrees as follows:

1. Incorporation of Recitals. The recitals set forth above are hereby incorporated into the terms of this Purchase Agreement.

2. Transfer of Investment Return. Seller agrees to pay Buyer the Investment Return set forth on Schedule II hereto (“Investment Return”). Seller hereby transfers to Buyer the portion of the Net Proceeds, and, so long as Component (1) of the Investment Return has not been paid to Buyer in full, all other monies received by Seller or any agent or Affiliate thereof in any connection (except to the extent that such other monies are legally encumbered to a third-party), equal to the Investment Return and the right to receive the Investment Return (the “Transferred Interest”), and Buyer hereby accepts the transfer of the Transferred Interest from Seller, upon the terms set forth herein. For the avoidance of doubt, Buyer’s receipt of the Investment Return and the Transferred Interest does not constitute an assignment of claims or convey to Buyer any right, title, or interest in or to the Patents.

3. Payment of Purchase Price. The purchase price for the Transferred Interest shall be equal to the sum of the purchase price payments that Buyer makes or causes to be made under the Purchase Agreement (the “Purchase Price,” and each such payment, a “Purchase Price Payment”). Subjects to the terms herein, Buyer shall make the following Purchase Price Payments:

a.	Up to the Maximum Operating Capital Purchase Payments Amount to pay certain operating expenses as agreed to by the Parties and subject to periodic review and reporting (“Operating Capital Purchase Price Payments”); provided, however, that Operating Capital Purchase Price Payments shall not exceed $500,000 in any calendar quarter and up to an aggregate maximum of $4,000,000

b.	Up to $3,300,000 in respect of the purchase of certain patent assets from Tower Semiconductor Ltd (the “Tower Patent Acquisition Purchase Price Payment;”); and

c.	Up to an additional $25,000,000 to acquire Patents (“Patent Acquisition Purchase Price Payments”), as agreed by Buyer in its sole and absolute discretion;

Within two (2) business days of the Effective Date, Buyer shall make an Operating Capital Purchase Price Payment of $500,000 in respect of Seller’s operating expenses for the calendar quarter ending March 31, 2023. Thereafter, Seller may request an Operating Capital Purchase Price Payment of up to $500,000 in respect of Seller’s anticipated operating expenses for the calendar ending June 30, 2023, and Buyer shall make such Operating Capital Purchase Price Payment within thirty (30) days of its receipt of such request. In respect of the calendar quarter ending September 30, 2023 and each calendar quarter thereafter in 2023 and 2024, Seller may request an Operating Capital Purchase Price Payment of up to $500,000 in respect of Seller’s anticipated operating expenses for such upcoming calendar quarter not more than thirty (30) days in advance of the commencement of such calendar quarter and Buyer shall make such Operating Purchase Price Payment within (30) days of its receipt of such request.

Within two (2) business days of the Effective Date, Buyer shall make the Tower Patent Acquisition Purchase Price Payment to Seller. Seller will hold the proceeds of the Tower Patent Acquisition Purchase Price Payment until the satisfaction of each of the following conditions: (x) the closing of the patent acquisition transaction between Seller and Tower Semiconductor Ltd and (y) the execution and delivery of the Intercreditor and Subordination Agreement (in the form attached hereto and incorporated herein as Exhibit C) by Seller, each of Seller’s Affiliates that are parties thereto and Intelligent Partners, LLC. If the conditions described in clause (x) are satisfied on or before March 17, 2023, Seller shall use the proceeds of the Tower Patent Acquisition Purchase Price Payment solely to pay the purchase price of the patents acquired in the patent acquisition transaction between Seller and Tower Semiconductor Ltd and, if such conditions are not satisfied by March 17, 2023, Seller shall repay the amount of the Tower Patent Acquisition Purchase Price Payment to Buyer.

Buyer’s obligation to make any Purchase Price Payment, including any Operating Capital Purchase Price Payment shall be subject to the non-occurrence of any Payment Termination or Other Payment Termination.

As used herein the Maximum Operating Capital Purchase Payments Amount (the “Maximum Operating Capital Purchase Payments Amount”) shall initially be $4,000,000, subject to reduction by Seller upon ten (10) business days’ advance written notice to Buyer, provided, Seller may not reduce the Maximum Operating Capital Purchase Payments Amount to an amount that is less than the aggregate amount of all Operating Capital Purchase Price Payments that have been made or that are subject to an outstanding request to be made as of the date of such reduction. For each Purchase Price Payment, Seller shall submit to Buyer an invoice reasonably detailing the Purchase Price Payment to be made, including, if appropriate, with reference to the section number of the Purchase Price Payment set forth herein. Buyer shall make the Purchase Price Payment within 30 days of the receipt of a proper invoice to the account specified on Schedule III; provided, however that the Parties will work in good faith to make payments more quickly to the extent necessary, e.g., to facilitate a patent purchase.

Notwithstanding anything to the contrary in this Purchase Agreement, the maximum amount that Buyer shall be obligated to pay under this Purchase Agreement, subject to the terms and conditions herein, shall be the sum of the [***] plus up to [***] (the “Maximum Investment”), subject to future increases as a result of mutually agreed patent purchases.

4. Payment of Investment Return. Until Buyer has received the entirety of its Investment Return, Seller, and any Affiliate of Seller entitled to receipt of any Proceeds, shall irrevocably direct and cause each Seller’s Attorney to receive all Proceeds in connection with the Monetization of those Patents into its trust account and to pay the appropriate share of Net Proceeds to Buyer directly within five days of receipt of a distribution report approved by Buyer (“Distribution Report”), unless Buyer agrees in writing to accept a different process for payment. Buyer agrees that, except as specified in Section 7, the Purchase Price Payments to Seller are without recourse, meaning that all payments to Buyer under this Purchase Agreement shall be paid only if and after any Net Proceeds are received, or to be received by Seller. Seller shall have ten (10) business days from Seller’s Attorney’s receipt of Proceeds to prepare and submit the Distribution Report to Buyer for approval. Seller shall direct each Seller’s Attorney to supply Buyer with all information in its possession about any Proceeds it receives in the event that Seller does not submit a Distribution Report to Buyer with respect to such Proceeds within ten (10) business days of such Seller’s Attorneys’ receipt of such Proceeds.

5. Seller’s Representations, Warranties, Covenants, Acknowledgements, and Waivers; Indemnification. All representations, warranties, and covenants contained in the Investment Documents shall be continuous and survive the execution of this Purchase Agreement.

a.	Seller represents and warrants that, as of the Effective Date:

i.	Seller has full authority to enter into and perform the Investment Documents and to bind Seller to all of the Investment Documents’ respective terms, none of which will (a) violate any other agreement of Seller, (b) to the best of Seller’s knowledge, violate any applicable law, or (c) require any notice or approval of any third party which has not been obtained.

ii.	Seller is duly authorized and holds all certificates of authority, licenses, and permits necessary to carry on its business as presently conducted and as presently proposed to be conducted, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Seller individually, or the Seller and its Affiliates taken as a whole, or on the transactions contemplated hereby or in the other Investment Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Seller to perform any of its material obligations under any of the Investment Documents.

iii.	Seller (a) understands the risks involved in the Investment Documents; (b) has adequate information to make an informed decision to enter into the transactions contemplated by the Investment Documents, and (c) has independently and without reliance upon Buyer, and based upon such information as Seller has deemed appropriate, conducted its own analyses and made its own decision to enter into the Investment Documents. Seller acknowledges that Buyer has not given Seller any investment or other advice, or any opinion, regarding whether the transactions contemplated by the Investment Documents are prudent.

iv.	Seller has consulted with independent legal counsel regarding the Investment Documents and is fully advised with respect to Seller’s obligations and rights with respect hereto. Seller has received independent legal advice with respect to all of the Investment Documents and the transactions contemplated thereby.

v.	No broker, finder, or other entity acting under the authority of Seller or any of its Affiliates is entitled to any broker’s commission or other fee in connection with this transaction for which Buyer could be responsible.

vi.	To the best of Seller’s knowledge, Seller is in compliance in all material respects with all United States statutes and governmental rules and regulations applicable to it, except where the failure to be in compliance will not have a Material Adverse Effect.

b.	Seller covenants that so long as this Purchase Agreement remains in effect:

i.	Seller shall not directly or indirectly sell, transfer, assign, lease, encumber, or otherwise convey any interest, right, or title in the Proceeds (whether in one transaction or in a series of transactions) to any Person, except Buyer, without Buyer’s prior written consent, it being understood that the grant to any Seller’s Attorney of an interest in the Proceeds from any Patent shall not be deemed a violation of this Section 5.b.i.

ii.	Seller shall not create, incur, assume, or suffer to exist any lien with respect to the Proceeds or Patents, except liens in favor of Buyer.

iii.	Seller shall not permit any director, manager, officer, employee, agent, or Affiliate of Seller to engage in any transaction on behalf of Seller that would reasonably be expected to adversely affect Buyer’s rights under the Investment Documents.

iv.	Seller shall promptly notify Buyer after becoming aware of any breach by Seller of any representation, warranty, covenant, or other obligation under any Investment Document.

v.	Seller shall maintain its legal entity in good standing in the state of its formation and maintain all of its certificates, permits, licenses, and agreements of any kind or nature necessary to the operation of its business, including those necessary or desirable for the completion of the monetization of the Patents, except where the failure of any of the foregoing shall not have, individually or in the aggregate, a Material Adverse Effect.

vi.	Seller shall not substantially modify its legal entity existence, such as a change of name, entity type, or merger with another company, unless (a) Seller provides Buyer with at least thirty (30) days’ prior written notice of such event, (b) this Purchase Agreement becomes binding on any resulting entities, and (c) any such resulting entities assume all obligations of Seller, which assumption shall be reflected in the documents effecting such change.

vii.	Upon reasonable notice, Seller shall permit any Person designated by Buyer to visit and inspect any of Seller’s properties, corporate books, and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances, and accounts of Seller relevant to the monetization of the Patents, and to be advised as to the same by, their officers, all to the extent reasonably necessary to ensure compliance with the Investment Documents, at such reasonable times and intervals as Buyer may designate during normal business hours.

viii.	All information furnished by Seller to Buyer for purposes of or in connection with this Purchase Agreement shall be true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information shall be incomplete by omitting to state any material fact known to Seller, or that Seller would have known after reasonable inquiry, and necessary to make such information not materially misleading in light of the circumstances under which made.

ix.	In the event that Seller is contemplating dissolution due to financial insolvency or a bankruptcy filing (an “Insolvency Event”), to the extent commercially feasible and known to Seller, Seller agrees to give Buyer thirty (30) days’ advance notice of the contemplated Insolvency Event, or if thirty (30) days’ notice is not feasible, Seller will notify Buyer as soon as any Seller reasonably believes that an Insolvency Event is likely to occur.

x.	Subject to any claim of attorney-client privilege, Seller shall promptly notify Buyer (and in no event less later than three business days after such event) any time there is a material change in circumstances or facts relating to Seller that in Seller’s reasonable judgement would (a) cause any representation, warranty, or covenant to become untrue, (b) materially affect the value of the Monetization or Proceeds (including developments in any litigation), or (c) prevent or materially inhibit Seller from performing its obligations under the Investment Documents.

xi.	Subject to any claims of attorney-client privilege, Seller shall timely inform Buyer of any material developments regarding (a) Seller’s business operations, (b) the Patents, (c) the status of any Monetization or Proceeds, and (d) the status of any litigation.

xii.	Seller shall timely respond to requests from Buyer’s auditors to confirm the existence of a contract or contracts between Buyer and Seller, and the terms, amounts, and commitments therein.

xiii.	In the event Seller alleges that Buyer has breached this Purchase Agreement, Seller shall provide written notice of such breach and provide Buyer with at least fifteen days’ written notice to cure such breach.

xiv.	On or prior to the acquisition of any Patents, Seller will amend the schedules to the Patent Security Agreement and Schedule IV to the Purchase Agreement, in a manner reasonably requested by Buyer, to reflect the inclusion of such Patents in such schedules.

Notwithstanding the foregoing or anything in this Agreement to the contrary, Buyer acknowledges that in connection with its information and access rights under this Agreement, Seller may be required to provide information that may be deemed to be material non-public information; provided that the Seller agrees to clearly identify any such information as such, in writing, and, prior to delivery of any material non-public information, to request and obtain written confirmation that Buyer wishes to receive non-public information notwithstanding that it may constitute material non-public information. Buyer and Seller agree to work together in good faith to establish procedures for the handling of information that may constitute material non-public information, including procedures that enable Buyer to evaluate from time to time the extent to which Buyer is prepared to receive material non-public information from Seller and as to which of such information will be subject to periodic “cleansing disclosure” and/or the establishment of “trading windows” in order to achieve Buyer’s objective of remaining reasonably informed of Sellers Monetization efforts and available to consult with Seller regarding such activities, while not being unreasonably restricted in public trading of common stock of the Seller. For the avoidance of doubt, subject to Seller not providing Buyer with any information that it is not prepared to disclose to the public without first requesting and obtaining written confirmation that Buyer wishes to receive non-public information, Seller shall have no obligation to Buyer to disclose information to the public, whether by press release or filing with the U.S. Securities Exchange Commission (the “SEC”), that it is not otherwise obligated to disclose at such time pursuant to the Securities Exchange Act of 1934, as amended, and the regulations of the SEC promulgated thereunder.

c.	Seller represents, warrants, acknowledges, and admits, and expressly, unconditionally, and irrevocably waives any claim or argument that is inconsistent with or contrary to, the following:

i.	Seller is transacting with Buyer only and not any Affiliate of Buyer.

ii.	Seller expressly waives any argument that Buyer is the alter ego of any other entity, that Buyer’s corporate veil may be pierced, or that Seller may seek legal redress from any entity other than Buyer, based on any theory or argument, for any claim arising from, in connection with, or relating to the Investment Documents. Seller accordingly waives any and all claims against any Affiliate of Buyer arising from, in connection with, or related to the Investment Documents and the transactions contemplated thereby unless such Affiliate is a party thereto.

d.	Seller shall indemnify, hold harmless, and defend Buyer and its managers, officers, directors, employees, agents, Affiliates, successors, and permitted assigns (each, an “Indemnitee,” and collectively, the “Indemnitees”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including professional fees and attorneys’ fees, that are incurred by, or brought or awarded against, any Indemnitee arising from, in connection with, or relating to (a) breach or non-fulfillment of any of Seller’s representations, warranties, or covenants set forth in the Investment Documents; or (b) any grossly negligent or more culpable act or omission of Seller (including any reckless or willful misconduct) in connection with the performance of Seller’s obligations under the Investment Documents, it being understood that Seller is making no representation or warranty as to the amount of Net Proceeds to be derived from the investment made by Buyer pursuant to the Investment Documents.

6. Buyer’s Representations and Warranties. Buyer represents and warrants that, as of the Effective Date:

a.	Buyer has full power and authority to execute and perform the Investment Documents and to bind Buyer to all of the Investment Documents’ respective terms, none of which will (a) violate any other agreement of Buyer, (b) to the best of Buyer’s knowledge, violate any applicable law, or (c) require any notice or approval of any third party which has not been obtained.

b.	Buyer (a) understands the risks involved in the Investment Documents; (b) has adequate information to make an informed decision to enter into the transactions contemplated by the Investment Documents, and (c) has independently and without reliance upon Seller, and based upon such information as Buyer has deemed appropriate, conducted its own analyses and made its own decision to enter into the Investment Documents. Buyer acknowledges that Seller has not given Buyer any investment or other advice, or any opinion, regarding whether the transactions contemplated by the Investment Documents are prudent.

c.	Buyer has consulted with independent legal counsel regarding the Investment Documents and is fully advised with respect to Buyer’s obligations and rights with respect hereto. Buyer has received independent legal advice with respect to all of the Investment Documents and the transactions contemplated thereby.

d.	No broker, finder, or other entity acting under the authority of Buyer or any of its Affiliates is entitled to any broker’s commission or other fee in connection with this transaction for which Seller could be responsible.

7. Events of Default.

a.	Each of the events or circumstances set forth below is an Event of Default (each an “Event of Default” and together “Events of Default”):

i.	Non-payment. Seller fails to pay, distribute, or authorize the distribution of any amount payable or distributable to Buyer when due under Investment Documents.

ii.	Other Obligations. Seller fails to comply with any provision of the Investment Documents (other than those referred to in subsection (a)(i) above) and, if such failure to comply is curable, such failure to comply is not cured within fifteen days of Buyer providing written notice to Seller.

iii.	Misrepresentation. Any representation, warranty or statement made or deemed to have been made by Seller in the Investment Documents or any other document delivered by or on behalf of Seller hereunder is or proves to have been misrepresented or misleading in any material respect.

iv.	Retention Agreement Cross-Default. Seller breaches any material provision of a retention agreement with Seller’s Attorney.

v.	Cross-Default. Seller breaches a material term of another agreement, executed before or after the Effective Date, by and between Seller or any Affiliate thereof and Buyer or any Affiliate thereof.

vi.	Spoliation. Seller is found or determined to have spoliated evidence.

vii.	Investment Document Invalidity or Challenge. Any material provision of any Investment Document, at any time after its execution and delivery, ceases to be in full force and effect as to Seller as a result of action by Seller or the failure of Seller to take necessary action known or reasonably should have been known by Seller to be taken; Seller contests in any manner the validity or enforceability of any provision of any Investment Document; or Seller denies that it has any or further liability or obligation under any provision of the Investment Document, or purports to revoke, terminate, or rescind any provision of any Investment Document; provided, that a reasonable good faith disagreement as to whether any provision is applicable to a particular situation or any liability has been paid or otherwise satisfied shall not be deemed an Event of Default.

viii.	Security Interest Compromise. Buyer ceases to have a valid and perfected first priority lien on the Collateral (as defined in any Security Document”) or Seller seeks to avoid, limit, or otherwise adversely affect any security interest granted to Buyer provided that Buyer has taken all commercially reasonable action necessary to perfect such security interest.

ix.	Criminal Indictment. A criminal indictment or a felony is entered against an officer or director of Seller.

x.	Suspension of Business. Seller takes, or there shall be involuntarily taken (including without limitation as a result of any judgment or injunction against Seller or any of its subsidiaries), any action to suspend the operation of the business of Seller, taken as a whole, in the ordinary courses, it being understood that the suspension of business of a subsidiary of Seller shall not be an Event of Default if (a) such suspension would not reasonably be expected to have a Material Adverse Effect or (b) Buyer consents to such suspension of business of a subsidiary.

xi.	Change of Management. Jon Scahill no longer serves as a director or performs the functions of President and Chief Executive Officer of Seller without the prior written consent of Buyer other than as a result of his death or Permanent Disability. As used in this Agreement “Permanent Disability” means Jon Scahill is unable to engage in any substantial gainful activity by reason of a physical or mental impairment, as determined by a qualified, independent physician, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.

xii.	Restructure Default. The occurrence of any “Event of Default” or “Acceleration Event” under the Restructure Agreement or any document entered in connection therewith (including, without limitation, any Restructure Document (as such term is defined in the Restructure Agreement) or NA Document (as such term is defined in the Restructure Agreement)) or the exercise of any remedies against Seller under the Restructure Agreement or any such other document.

xiii.	Insolvency.

1.	Seller fails to pay its debts as they become due or suspends making payments on any of its material financial obligations that are not subject to a bona fide dispute; or

2.	The value of Seller’s assets is less than its liabilities (taking into account contingent and prospective value of liabilities, the contingent and prospective value of assets, and the contingent and prospective nature of Monetization).

xiv.	Insolvency Proceedings. Any legal proceedings are taken in relation to:

1.	the suspension of payments, winding up, dissolution, liquidation, administration or reorganization (by way of voluntary arrangement, scheme of arrangement, or otherwise) of Seller

2.	the filing of a voluntary petition for relief under the United States Bankruptcy Code by Seller or the filing of an involuntary petition for relief against Seller which is not stayed or dismissed within sixty (60) days of such filing;

3.	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of Seller or substantially all of Seller’s assets; or

4.	enforcement over all or substantially all of Seller’s assets of (a) any mortgage, charge, pledge, lien, or other security interest securing any obligation of Seller or its Affiliates to any Person or any other agreement or arrangement having a similar effect, or (b) any claim, cause of action, suit, or demand, including any counterclaim or third-party claim that is adverse to Seller, Buyer, or any Affiliate thereof, other than any claim seeking a declaratory judgment of non-infringement, invalidity, or unenforceability of any Patent.

b.	Rights and Remedies.

i.	Upon an Event of Default, Buyer may, in its sole and absolute discretion, upon written notice to Seller, do any one or more of the following:

1.	Declare Seller’s obligation to pay Buyer its Investment Return immediately due and payable in full and, in addition, in the case of an Event of Default described in any of clauses (i)-(xii) of Section 7.a, declare an amount equal to the aggregate amount of the Purchase Price Payments paid by Buyer plus a Late Payment Charge (as defined in Schedule II) to be immediately due and payable from Seller to Buyer.

2.	Cease making Purchase Price Payments (“Payment Termination”), without prejudice to Buyer resuming Purchase Price Payments at its election.

3.	Except as otherwise provided herein, without notice to or demand upon Seller, make such payments and do such acts, on behalf of Seller, as Buyer reasonably considers necessary or reasonable to protect its rights under the Investment Documents.

In addition to the foregoing, Buyer shall have all rights and remedies provided by law and any rights and remedies contained in any Investment Document, including enforcing its security interest in the Net Proceeds. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ii.	For the avoidance of doubt, Buyer’s pursuit of any or all of the foregoing rights and remedies, shall not (a) affect, reduce, or impair Buyer’s right to retain the Transferred Interest and to receive the Investment Return resulting from any Net Proceeds received, whether in the past, present, or future, (b) give rise to any liability on the part of Buyer to any Person, including Seller, or (c) have any effect whatsoever on the rights and obligations of the Parties set forth in the Security Agreement.

8. Other Purchase Price Payment Termination. Buyer may terminate Purchase Price Payments other than as set forth in Section 7 hereof by giving written notice to Seller of its decision to terminate payment pursuant to this Section 8 (“Other Payment Termination”). In the event of such Other Payment Termination, Buyer’s interest in the Net Proceeds shall be an amount equal to the greater of (i) the Purchase Price Payments made by Buyer plus interest at the prime rate, on the one hand, and (ii) Net Proceeds received by Buyer prior to the date of such Other Payment Termination, if any. Buyer shall have no liability to any Person, including Seller, relating to, arising from, or in connection with an Other Payment Termination under this Section 8. Nor shall such Other Payment Termination have any effect whatsoever on the rights and obligations of the Parties set forth in the Security Agreement.

9. Right of First Refusal. At any time from the Effective Date, but until the earlier of (i) such time as Buyer’s Maximum Investment has been exhausted, or (ii) Buyer has received its Total Return (as defined in Schedule II), Seller shall not, directly or indirectly, through any Affiliate or otherwise, enter into any agreement or consummate any transaction involving the purchase of a patent right (a “Patent Acquisition”), except after having complied with its obligations of this Section 9; provided, that from and after the date upon which Buyer has received at least $20,000,000 in Net Proceeds under Section 4, Seller may enter into a Patent Acquisition that does not require any third-party financing without complying with the requirements of the three following sentences of this Section 9. Seller shall notify Buyer in writing of a potential Patent Acquisition and provide Buyer with all diligence materials available to Seller regarding the transaction. In the case of potential Patent Acquisitions with an up-front cash purchase price of no greater than $100,000, calculated without regard to any back-end payments, Buyer shall have five (5) business days from the date of Seller’s presentation of the opportunity to finance the Patent Acquisition (the date of such presentation, the “Seller’s Presentation Date”) to accept the opportunity. In the case of potential Patent Acquisition with a purchase price in excess of $100,000, Buyer shall have forty-five (45) calendar days from the Seller’s Presentation Date to accept the opportunity; provided, however, that in the event that circumstances require that the acquisition decision be made in less time or Buyer requires additional time to conduct diligence, the Parties shall agree in good faith to alter the review period. In the event Buyer does not approve the Patent Acquisition, Seller shall be free to pursue the opportunity without Buyer’s participation and the patents shall not be Patents under this Purchase Agreement (the “Declined Patents”). If, at any time prior to the closing of a potential Patent Acquisition with respect to Declined Patents, any change or amendment is made that, individually or in the aggregate with any other changes or amendments, is more favorable in any material respect to the counterparty in such potential Patent Acquisition (a “Revised Patent Acquisition”), then the Revised Patent Acquisition shall constitute a new Patent Acquisition and again be subject to the terms of this Section 9.

10. Confidentiality. The Parties agree that any non-public information or document provided before or after the Effective Date by one Party (the “Disclosing Party”) and/or its directors, officers, members, employees, parents, subsidiaries, affiliates, agents, attorneys, auditors, or professional financial advisors (its “Representatives”) to the other Party (the “Receiving Party”) and/or its Representatives shall be “Confidential Information.” In addition, “Confidential Information” shall include the Investment Documents and all drafts thereof, the terms of the Investment Documents, and the relationship between the Parties. “Confidential Information” shall not include information that was rightfully known by the Receiving Party or documents that were in the Receiving Party’s rightful possession at the time the information was provided. Information or documents will no longer be considered “Confidential Information” under this Agreement to the extent that (a) the information or document becomes generally known to the public, on or after the Effective Date, other than through a breach of this Purchase Agreement, (b) the Receiving Party receives the information or document from a third party that is not subject to non-disclosure obligation owed to the Disclosing Party, or (c) the Disclosing Party agrees in writing that the information or document is no longer confidential. A Receiving Party may disclose such Confidential Information to its or the Disclosing Party’s Representatives, provided that the Representative has a need to know such information in connection with the furtherance of the purposes of this Purchase Agreement and the Representative is bound by confidentiality obligations at least as restrictive as those set forth herein. A Receiving Party may not otherwise disclose Confidential Information, except to the extent (a) the Disclosing Party consents to such disclosure in writing, or (b) the Party is seeking to enforce its rights under the Agreement, provided that Confidential Information is filed under seal. In addition, Buyer may disclose Confidential Information to any potential or actual investor, financing source, assignee, transferee, or participant. In addition, a Receiving Party may disclose Confidential Information if such disclosure is necessary to comply with a court order, subpoena, investigation, or other government or legal process, including SEC reporting obligations (the “SEC Reporting Obligations”), wherein, on the advice of counsel, the Receiving Party is legally obligated to make such disclosure (each a “Disclosure Request”), provided that the Party receiving the Disclosure Request shall, to the extent possible, give the Disclosing Party reasonable notice of the Disclosure Request and cooperate with the Disclosing Party in attempting to seek an appropriate order, confidential treatment or a similar remedy limiting the requested disclosure, at the Disclosing Party’s expense. If, in the absence of an order limiting disclosure or a waiver by the Disclosing Party, the Receiving Party is compelled to disclose Confidential Information, the Receiving Party may disclose such Confidential Information that its attorney advises it is necessary to disclose to comply with the Disclosure Request. Should the Disclosing Party not contest the Disclosure Request, the Receiving Party shall not have any obligation to do so. The Receiving Party may, however, contest the Disclosure Request even if the Disclosing Party elects not to do so. Notwithstanding the foregoing, the obligations of the Receiving Party with respect to Disclosure Requests shall not apply with respect to any disclosure of Confidential Information made in connection with any routine governmental or regulatory inquiry, examination, or other request that does not specifically target the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, Buyer acknowledges that some or all of the Investment Documents and the agreements and instruments to be entered into in connection therewith will be disclosed in and filed as exhibits pursuant to Seller’s SEC Reporting Obligations. In connection such Reporting Obligations, Seller shall limit its disclosure to only that which is necessary to comply with such SEC Reporting Obligations, shall seek appropriate confidential treatment, and shall provide Buyer with an opportunity in advance to review and comment on such sections of disclosure and exhibits.

11. Common Interest. The Parties recognize that certain Confidential Information may be subject to the attorney-client privilege, the work product doctrine, or other privileges and protections (the “Common Interest Material”). The Parties agree that they share a common legal interest in pending or reasonably anticipated litigation, Monetization, and in pursuing the purposes of this Purchase Agreement and in any subsequent dealings relating thereto. Accordingly, the Parties agree that any Common Interest Material shared between or among them shall be subject to the common interest doctrine to the maximum extent permitted by law and that the disclosure of Common Interest Material under this Agreement is not intended to, and does not, waive any applicable privilege, protection, immunity, or other legal protection applicable to such information.

12. Patent Standing. The Parties specifically intend and agree that Seller and, as appropriate, its Affiliates shall have sole and exclusive standing to enforce the Patents and that this Purchase Agreement shall be read and construed consistent with that intent. For the avoidance of doubt, the Parties specifically intend and agree that Seller shall exclusively own all right, title, and interest in and to the Patents.

13. Governing Law, Arbitration, and Jurisdiction. The Investment Documents and any and all related claims (whether styled or sounding in tort, contract, or any other legal theory arising from, in connection with, or relating to any Investment Document) shall be governed exclusively by New York law without regard to choice-of-law or conflict-of-law principles. Any dispute, claim or controversy arising out of or relating to the Investment Documents or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

14. Relationship Between Buyer and Seller; [***].

a.	The relationship of the Parties shall be that of seller and buyer, and neither Party shall be considered or act as an agent of or have any fiduciary duties to the other Party. The Investment Documents are not intended to create a joint venture, partnership, or association between the Parties.

b.	[***]

15. Conditions Precedent to Buyer’s Payment Obligations. Unless and until all of the following conditions have been satisfied in Buyer’s sole and absolute discretion, Buyer shall not be obligated to make any Purchase Price Payments: (i) the completion of Buyer’s due diligence, the results of which are satisfactory to Buyer in its sole and absolute discretion; (ii) full execution of all Investment Documents and (iii) the perfection of Buyer’s first-priority security interest in the Proceeds.

16. Successors and Assigns. Seller shall not assign, pledge, sell, or otherwise in any way directly or indirectly transfer or encumber (i) any of its rights or obligations under the Investment Documents or (ii) the Proceeds (or any interest therein) without the prior written consent of Buyer. Any such assignment shall be null and void. Buyer may assign or otherwise transfer all or any of its rights and obligations under the Investment Documents; provided that (a) no such assignment shall be made to any Person that would materially and adversely affect Monetization; and (b) such assignment is to a third party of net worth sufficient to support Buyer’s obligations hereunder. Subject to the foregoing, the Investment Documents shall be binding and inure to the benefit of Seller and Buyer and their respective heirs, executors, successors, and permitted assigns.

17. No Waiver; Cumulative Remedies. No failure on the part of Buyer to exercise, no course of dealing with respect to, and no delay on the part of Buyer in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power, privilege, or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. Buyer shall not be required to (i) demand upon, or pursue or exhaust any of its rights or remedies against Seller, any other obligor, guarantor, or pledgor, or any other Person with respect to the payment of the Seller’s obligations under any of the Investment Documents; (ii) pursue or exhaust any of its rights or remedies with respect to any Collateral (as defined in any Security Document) therefor or any direct or indirect guarantee thereof; (iii) look first to, enforce, or exhaust any other security, collateral, or guaranties, (iv) marshal the Collateral (as defined in any Security Document) or any guarantee of such obligations; or (v) effect a public sale of any Collateral (as defined in any Security Document). All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

18. Entire Agreement. The Investment Documents, including any documents incorporated therein by reference, embody the final and mutual understanding of the Parties with respect to the subject matter thereof, and replace and supersede any prior agreements or understandings between the Parties. All exhibits and schedules attached hereto, and documents incorporated by reference herein, are incorporated as though fully set forth herein.

19. Further Actions. Seller agrees to execute any further documents, and to take any further actions, reasonably requested by Buyer to effectuate the rights granted to Buyer under the Investment Documents.

20. Construction. Any argument that ambiguities are to be resolved against the drafting party is expressly waived. The Investment Documents shall be deemed to have been drafted by each of the Parties, and each of the provisions thereof shall be construed without regard to any presumption or other rule requiring construction against the Party drafting such provisions. Any reference to any law or statute shall be deemed to refer to such law or statute as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words include, includes, and including shall be deemed to be followed by without limitation. Pronouns in masculine, feminine, and neutral genders shall be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words herein, hereof, hereby, and hereunder, and words of similar import, refer to this Purchase Agreement as a whole and not to any particular subdivision unless expressly so limited.

21. Amendment and Waiver. The Investment Documents shall not be amended or waived except by another written agreement by the Parties in the case of an amendment or by the Party granting the waiver in the case of a waiver.

22. Severability; Savings Clause. In the event that any provision or aspect of any of the Investment Documents cannot be interpreted in accordance with applicable law, or is deemed invalid or unenforceable, such provision and the remainder of the Investment Documents shall be interpreted and implemented to the fullest extent permitted by law, as it is the Parties’ express intent that the Investment Documents shall remain in full force and effect and enforceable to the greatest possible extent. At a minimum, and without prejudice to its other rights, Buyer shall be entitled to the return of its investment principal on a recourse basis in the event any aspect of the Investment Documents is deemed to be invalid or unenforceable.

23. Notices. Notices and other communications shall be given in writing by either electronic mail or overnight courier service which provides evidence of delivery, to the addresses set forth on the signature page to this Purchase Agreement.

24. Counterparts; Effectiveness. This Purchase Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Purchase Agreement shall become effective upon the execution of a counterpart hereof by each of the Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

QUEST PATENT RESEARCH CORPORATION		QPRC FINANCE III LLC

By:	/s/ Jon C. Scahill	By:
Name:	Jon C. Scahill	Name:	[***]
Title:	CEO	Title:	[***]
Date:	March 12, 2023	Date:	March 12, 2023
Address:	411 Theodore Fremd Ave.	Address:	[***]
	Suite 206S	Email:	[***]
	Rye, NY 10580	Phone:	[***]
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

Harbor Island Dynamic LLC

By:
Name:	Jon C. Scahill
Title:	CEO
Date:
Address:	505 East Travis Street
Suite 114
Marshall, TX 75670
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

SCHEDULE I TO PURCHASE AGREEMENT

Definitions

“Adverse Claim” means any claim, cause of action, suit, or demand, including any counterclaim or third-party claim that is adverse to Seller, Seller’s Affiliates, Seller’s Attorneys or Buyer’s interests pursuant to this Purchase Agreement; provided that “Adverse Claim” shall not include any non-monetary counterclaim relating directly to the Claims brought by Seller or Seller’s Affiliates, including allegations regarding the invalidity, non-infringement, or unenforceability of any of the Patents, except to the extent that any such non-monetary counterclaim is in connection with, arises out of, or is otherwise related to any breach (or is based on or relates to facts or circumstances the existence of which would constitute a breach) of any representations or warranties or covenants made by Seller in this Purchase Agreement or any other Investment Document.

“Affiliate” means as to any Person (i) any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person or its respective successors, or (ii) if such Person is an individual, a spouse, parent, sibling, or descendant of such Person, or a trust over which such Person has sole investment and dispositive power for the benefit of such Person, spouse, parent, sibling, or descendant. The term “control” including the terms “controlling,” “controlled by,” or “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such a Person, whether through the ownership of voting shares, by contract, or otherwise. Affiliates includes such entities whether now existing or later established by investment, merger, or otherwise, including the successors and assigns of such Person.

“Attorney’s Fees” means the fees, hourly, contingent or otherwise, charged by Seller’s Attorneys, pursuant to a retainer agreement approved by Buyer, to: (a) maintain and prosecute the Patents and prosecute the Claims to completion, including pre-trial, trial, and collections of any settlements, judgments, and awards, and to defend any non-monetary counterclaims brought against the Seller or Seller’s Affiliates by any of the Defendants relating directly to the Claims, including allegations regarding invalidity, non-infringement, or unenforceability of the Patents; (b) defend any inter partes, or other post-grant review of the Patents; and (c) represent Seller or Seller’s Affiliates in any transaction with a patent aggregator or entity that may infringe the Patents or which may owe an indemnity obligation to a Person that may infringe the Patents, or any agent or Affiliate thereof, regardless of whether the transaction purports to involve the Patents.

“Claims” means all threatened or actual legal claims, actions, suits, arbitrations, causes of action, or proceedings before any supranational, national, state, municipal, or local entity or governmental authority, whether located within or without the United States, including any U.S. District Court or the International Trade Commission, and demands asserted by Seller or its Affiliates against one or more of the Defendants or against any other parties threatened with or added to a claim, action, suit, arbitration, cause of action, or proceeding brought against any of the Defendants relating to claims of patent infringement of any of the Patents that are or may be included by or on behalf of Seller or its Affiliates against the accused parties or included in any settlement or resolution of that Claim.

“Defendants” means those Persons identified on a retainer agreement with Seller’s Attorney, approved by Buyer, including each of their respective predecessors, successors, and Affiliates, and all additional Persons, against which Claims are or will be threatened, alleged or asserted by Seller or its Affiliates during the course of such representation. To the extent such Persons are identified by informal/brand names in the retainer agreement, the fact that legal names have not been included shall not exclude such Persons from being Defendants under this Agreement. The names of the Defendants set forth in any such retainer agreement shall be deemed to include any and all Persons who could reasonably be considered to be a Defendant.

“Monetization Expenses” means, pursuant to a retainer agreement approved by Buyer, reasonable direct out-of-pocket expenses actually incurred by Seller or its Affiliates or Seller’s Attorneys, in connection with realization of Proceeds. The reasonableness of expenses incurred by Seller’s Attorneys will be determined in accordance with the commercially reasonable costs typically charged for such expenses. Monetization Expenses include reasonable and documented expert and consulting fees; local counsel fees; e-discovery vendors; litigation support services for audio and visual presentations; jury consultants; focus groups; photocopying; postage and delivery; computer-assisted research; filing fees; court reporters and other transcription services; and reasonable travel expenses. Monetization Expenses do not include Attorneys’ Fees or any fees or expenses relating to costs or damages awards against Seller or its Affiliates resulting from any Adverse Claim. For the avoidance of doubt, Monetization Expenses shall not include any salaries, consultant fees (not directly related to the realization of Proceeds), accountant fees, securities counsel fees, general corporate expenses, regulatory fees, non-court filing costs, debt service or other corporate overhead of Seller.

“Net Proceeds” shall mean Proceeds minus the sum of: (a) Monetization Expenses, plus (b) Attorney’s Fees, plus (c) Other Expenses.

“Other Expenses” means expenses incurred pursuant to a purchase agreement of a Patent, approved by Buyer, whereby a portion of Proceeds are legally encumbered to a third-party.

“Person” means any individual, firm, company, corporation, partnership, limited liability company, sole proprietorship, government, state, or agency, or subdivision of a state (or governmental entity), or any association, trust, joint venture, or consortium (whether or not having separate legal personality).

“Proceeds” shall mean the total value of anything (whether tangible, intangible, monetary, nonmonetary, or otherwise) received or to be received, whether actual or contingent, directly or indirectly by or on behalf of Seller or any agent or Affiliate thereof, any Person acting at the direction or on the behalf of any of the foregoing, any third-party as a result of a direction from any of the foregoing, or to which any of the foregoing become entitled or are relieved from making, in each case arising from, relating to, or in connection with, whether in whole or in part: (a) the Patents, including, without limitation, any consideration received in connection with a license, covenant not to sue, release, settlement agreement, compromise, injunction, judgment, offset of principal or interest, royalty payments, any other form of resolution reached after the initiation of litigation, arbitration, or mediation, awards of attorneys’ fees, awards of sanctions (as permitted by applicable law), voluntary dismissals of any monetary counterclaim by any defendant against which a claim of infringement of a Patent has been alleged, interest received in connection a settlement or awarded in a judgment, claim of malpractice, sale, or any and all gross, pre-tax monetary payment (but excluding the amount of any unavoidable foreign taxes for which the Seller is legally liable, provided that the Seller uses commercially reasonable efforts to minimize any such taxes) or the value of any other consideration received or to be received; (b) any transaction with a patent aggregator or entity that may infringe the Patents or which may owe an indemnity obligation to a Person that may infringe the Patents, or any agent or Affiliate thereof, regardless of whether the transaction purports to involve the Patents; (c) (i) the transfer, sale, disposition, in whole or in party, of any item of Collateral (as defined in any Security Document), (ii) the realization of cash or cash equivalents with respect to any item of Collateral (as defined in any Security Document) and (iii) and any other transaction involving any item of Collateral (as defined in any Security Document), and (d) any other transaction the result of which would be to reduce the likelihood of Buyer receiving its Investment Return. Proceeds shall be determined without taking into consideration any fees or expenses incurred in connection with obtaining or collecting the Proceeds (including any contingency fees), recoupments or set-offs of any kind, including any recoupments or set-offs in respect of any counterclaims or cross-claims. For the avoidance of doubt, unless expressly described as “Net Proceeds,” Proceeds, when used in the Investment Documents, shall always refer to gross proceeds, i.e., the total value of the consideration, without setoff, deduction, or netting of any kind, however characterized.

“Seller’s Attorney” means Fabricant LLP and any other law firm retained by Seller or Seller’s Affiliates’, pursuant to a retainer agreement approved by Buyer, primarily responsible for monetizing one or more Patents.

SCHEDULE II

TO PURCHASE AGREEMENT

INVESTMENT RETURN

The Buyer’s “Investment Return” shall consist of the following components (1), (2) and (3) (each a “Component” and collectively “Components”):

(1)	First, 100% of all Net Proceeds received by Seller shall be paid to Buyer until Buyer has received under this Component (1) an amount equal to the aggregate amount of all [***], plus an amount sufficient to cause the payments under this Component (1) to provide Buyer with an [***]% IRR on [***], plus an amount equal to [***];

(2)	Second, 50% of all Net Proceeds shall be paid to Buyer and 50% of all Net Proceeds shall be paid to Seller, until Buyer receives, inclusive of distributions made under Components (1) and (2), an aggregate amount equal to [***];

(3)	Thereafter, Seller shall retain 100% of all Net Proceeds.

As used herein, “Incurred Payments” means the aggregate sum of (a) all Purchase Price Payments, plus (b) documented legal fees and costs associated with due diligence, structuring, and closing (e.g., background checks, deal and ethics counsel fees, fees for security taking and maintenance) in an amount not to exceed $500,000, plus (c) documented third-party legal fees and costs associated with the receipt, defense of, and compliance with subpoenas or other discovery formally or informally sought from Buyer or its Affiliates arising from, relating to, or in connection with the Investment Documents, or, in the event Buyer or any Affiliate thereof is compelled to join a litigation, the document legal fees and costs associated therewith (each (b) and (c) being a “Direct Buyer Cost” and collectively “Direct Buyer Costs”).

The Parties intend that Buyer’s Investment Return shall be the same whether paid out (a) at once after all Monetization has concluded, or (b) as Buyer actually receives its Investment Return while Monetization is ongoing. In that regard, to the extent of any difference, the Party who has received an amount greater than the Party would have received had proceeds been paid after the resolution of all Monetization shall pay the difference to the other Party within 30 days of the resolution of all Monetization.

If Seller is entitled to amounts constituting Net Proceeds that are not, for any reason, distributed to Seller, then Seller shall pay to Buyer an amount equal to the payments that Buyer would have received under the terms of this Purchase Agreement had all such Net Proceeds been distributed to Seller.

Amounts not timely paid shall accrue a late payment charge from the date on which they should have been paid to Buyer at a monthly compounding rate per annum equal to the applicable pre-judgment interest rate pursuant to CPLR § 5004, plus, to compensate Buyer for the loss of the use of capital, Seller shall be liable for an additional charge equal to an amount that would yield a 20% internal rate of return on the sum not paid, calculated from the date the monies should have been paid to the date they are paid, using the XIRR function of Microsoft Excel (collectively, the “Late Payment Charge”). In addition, and notwithstanding anything to the contrary contained herein, if it is determined by an arbitral body or court that Seller improperly delayed, inhibited, or prevented the distribution of Proceeds to Buyer, regardless of whether Seller’s position had a good faith basis, Seller shall be liable for attorneys’ fees and costs incurred by Buyer in connection with any proceeding based, in whole or in part, on such conduct.

SCHEDULE III TO PURCHASE AGREEMENT

SELLER PAYMENT INFORMATION

Seller Wire Instructions

For Purchase Price Payments Other than the Intelligent Partners Payment:

Account Name:	[***]

Account Number:	[***]

Transaction bank:	[***]

Routing Number:	[***]

SWIFT Code:	[***]

SCHEDULE IV TO PURCHASE AGREEMENT

PATENTS

To Be Updated as Patents are Acquired